Morgan Stanley Institutional Fund Trust -
Global Multi-Asset Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Gilead Sciences Inc.
3.650% due 3/1/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.596
Total Amount of Offering: $2,750,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: .001
Percentage of Fund's Total Assets: .36
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Goldman Sachs Co., Barclays, RBC Capital
Markets, MUFG, SMBC Nikko, US Bancorp,
The Williams Capital Group, Evercore ISI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  General Motors Financial
Co. Inc. 4.300% due 7/13/2025
Purchase/Trade Date:	 7/8/2015
Offering Price of Shares: $99.863
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $30,000
Percentage of Offering Purchased by Fund: .004
Percentage of Fund's Total Assets: .44
Brokers:  Barclays, BNP Paribas,
Commerzbank, Mizuho Securities, Morgan
Stanley, Bradesco BBI, BB Securities, BMO
Capital Markets, Blaylock Beal Van LLC, Loop
Capital Markets, Ramirez & Co. Inc.
Purchased from: Barclays
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Hewlett Packard
Enterprise Co. 3.600% due 10/15/2020
Purchase/Trade Date:	 9/30/2015
Offering Price of Shares: $99.725
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: .001
Percentage of Fund's Total Assets: .36
Brokers:  Citigroup, Goldman Sachs & Co., J.P.
Morgan, BofA Merrill Lynch, Deutsche Bank
Securities, BNP Paribas, Mizuho Securities,
ANZ Securities, Barclays, Credit Suisse, ING,
Morgan Stanley, RBC Capital Markets, Societe
Generale, Wells Fargo Securities, Credit
Agricole CIB, KeyBanc Capital Markets,
Santander, Standard Chartered Bank, US
Bancorp, Blaylock Beal Van LLC, Loop Capital
Markets, MFR Securities Inc., Ramirez & Co
Inc., The Williams Capital Group
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.